EXHIBIT 10.35
LEASE AGREEMENT

TABLE OF CONTENTS

Article 1        Reference Provisions and Term

Article 2        Rent

Article 3        Default and Remedies

Article 4        Conduct of Business by Tenant

Article 5        Control and Use of Common Area

Article 6        Maintenance of Leased Premises

Article 7        Alterations

Article 8        Exterior Appearance

Article 9        Insurance, Indemnity

Article 10     Destruction or Damage to Premises

Article 11     Condemnation

Article 12     Assignment and Mortgage

Article 13     Holding Over, Successors

Article 14     Subordination, Attornment, Estoppel

Article 15     General Provisions

Article 16     Option to Renew

Article 17     Right of First Refusal
                     Signature Page

Appendix "A"                                    Floor Plan of Leased Premises

Appendix "B"                                    Site Plan

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this 7th day of July by and between JEFFREY W. BAUMRUCKER and MONIQUE M. BAUMRUCKER, husband and wife. Hereinafter referred to as "Landlord" and Talk America Inc. hereinafter referred to as "Tenant");

WITNESSETH:

THAT Landlord, in consideration of the rentals hereinafter reserved and of the covenants, agreements and conditions on the part of the Tenant to be performed; hereby leases, lets and demises to Tenant, and Tenant hereby leases and hires from Landlord, the Premises, as hereinafter defined, located at 3118 Seven Springs Blvd., New Port Richey, Florida 34655. The real property of which the Premises form a part together with all appurtenances thereto, is hereinafter referred to as the "Land".

Intending to be legally bound under this Lease, the parties hereto, for themselves, their heirs, successors or assigns, hereby convenant as follows:

Article 1 – REFERENCE PROVISIONS AND TERM

1.01      Reference Provisions

a.    "Landlord":         Jeffrey H. Baumrucker and
                            Monique M. Baumrucker

b.    Landlord’s Notice Address   3130 Seven Springs Blvd.
                            New Port Richey, FL 34655

c.    "Tenant":            Talk America Inc., a Pennsylvania Corporation

d..    Tenant’s Notice Address:    3118 Seven Springs Blvd.
                           New Port Richey, FL 34655

e.    Tenant’s Trade Name:          Talk America

f.    "Premises":         The premises designated on the plan attached hereto as Appendix "A", with a street address known as 3118 Seven Springs Blvd.., New Port Richey, FL 34655 located in the Center.

g.    "Commencement Date":       August 1, 2003

h.    "Termination Date":      July 31, 2004

i.    "Lease Term":                                          One Year

j.    Lease Year":       August 1, 2003 to July 31, 2004

k.    "Security Deposit":      $5,333.33

l.    "Monthly Base Rent":    $5,333.33

m.    "Monthly Additional Rent":    $815.71

n.    "Sales Tax":         $320.00

o.    "Total Monthly Payment":       $6,469.04

Together with applicable Florida State and Local Sales Tax, if any.

(All of the foregoing amounts are subject to adjustments, as hereinafter provided; and notwithstanding the amount designated above as "Monthly Additional Rent", "Additional Rent", as used herein, shall be deemed to include all amounts of additional rent

p.    "Tenant’s Pro Rata Share":    40% - Tenant’s prorate share percentage is based on 20,000 square feet of building area as it relates to the total square feet of the premises, 8,000 square feet, and the 2002 year ending rate and shall be billed to tenant annually.

q.    "Permitted Use of Premises": General Office and Call Center

1.02 Term – Tenant shall take occupancy upon compliance with a certificate of occupancy to be issued by the Pasco County governmental authority. Tenant’s term shall begin on August 1, 2003 and terminate July 31, 2004 unless renewed pursuant to Article 16.

Article 2 - RENT

2.01 Monthly Base Rent – Tenant agrees to pay to Landlord as Base Rent for the Premises Five Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($5,333.33) plus all applicable taxes. Base Rent shall be due and payable on the first day of each calendar month without demand, setoff, or deduction whatsoever, (except as herein provided) to Landlord. If the Term shall commence on a day other than the first day of a calendar month, then the Base Rent (as well as additional rents and charges reserved hereunder) for that month shall be prorated on a daily basis of 1/360 th of the yearly Base Rent paid in advance. The above Base Rent shall increase in accordance with the formula set forth in subparagraph 2.04 below.

2.02 Monthly Additional Rent – Tenant shall pay all expenses directly to vendors or Landlord, as the case may be, however, Tenant shall give Landlord copies of paid expenses and checks as proof of payment.
It is agreed that Tenant shall during the first Lease Year pay each month the following:
Monthly Base Rent    $5,333.33
Monthly Additional Rent     $815.71
Sales Tax (6%) Monthly     $320.00
Totally Monthly Payment    $6,469.04
Payable as set forth in subparagraph 2.01 above.

*Together with applicable Florida State and Local sales tax, if any. Tax I.D.

NOTE: The Florida State Sales Tax computation is presently based on the percentage of the gross amount of dollars collected, per Article 12-1.70 (3) Florida Administrative Code, and is required to be collected by the Landlord together with such other taxes as may be imposed from time to time by any governmental authorities.

2.03 Adjustments to Additional Rent – Upon the determination by Landlord of its actual costs for the previous year, the Additional Rent shall be adjusted accordingly. Any overage payment made by Tenant shall be credited; any shortage shall be separately billed to the Tenant. Landlord shall compute the amount of each succeeding year’s Additional Rent, and the monthly Additional Rent payment thereof, to meet the anticipated future or current expenses. The administrative management fee portion of the said monthly Additional Rent amount shall in no event exceed four percent (4%) of the Total Monthly Payment due hereunder as the same may be adjusted from time to time. However, Landlord agrees that increases to Additional Rent due (other than delinquency) during the initial Term of this Lease, shall not exceed five (5%) per annum, with the exception of the actual increases due for property taxes and common area insurance which shall be passed on at their full cost.

2.04 Increases in Base Rent – Landlord and Tenant further agree that at the end of the first year lease term should tenant elect to extend the Lease Term, the Monthly Base Rent which was payable for the immediately preceding Lease Year shall be increased as set forth in Article 16.

It is understood and agreed that the amount of each such Base Rent adjustment shall, for the purpose of the default provision hereof, be deemed as additional Base Rent due from Tenant and shall entitle Landlord to all remedies provided herein and at law or equity on account of Tenant’s failure to pay rent. It is further understood and agreed that Tenant’s payments of Additional Rent shall not be deemed payments of Base Rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant. In no event shall the annual increase of base rent be greater than four percent (4%) of the previous year’s annual base rent.

2.05 Utilities Charges – Tenant shall pay for all gas, electricity, telephone, sewer, water and all other utilities service separately metered or chargeable to the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable pro rata share, of all charges jointly metered with other tenants of the Center. In no event shall Landlord be liable for the quality, quantity, failure or interruption of such service to the Premises unless such event is caused by Landlord’s negligence.

2.06 Water Charges – If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Landlord to be the sole judge) Landlord may install a flow meter and thereby measure Tenant’s water consumption for all purposes. Landlord shall pay for the cost of the meter and the cost of the installation thereof however, throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost of thereof from Tenant, as Additional Rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant as Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Premises or the Center pursuant to law, order or regulation make or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the Center or the Premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Landlord, as Additional Rent, on the first day of each month, Tenant’s Pro Rata Share of the total meter charges.

2.07 Past Due Rent – If Tenant shall have failed to pay rent provided for in this Lease, by the 10 th day of the month in which it is due and payable, there shall also become due and payable the amount of $25.00 to cover the Landlord’s additional administrative costs in handling delinquent accounts.

2.08 Security Deposit - Tenant has deposited with Landlord the amount of $5,333.33 as security for the performance by Tenant of all the terms, covenants, and conditions of this Lease upon Tenant’s part to be performed, which sum shall be returned to Tenant within thirty (30) days after the expiration of the Term hereof, provided Tenant has fully performed hereunder. Landlord shall have the right to apply any part of such deposit to cure any default of Tenant, and if Landlord does so, Tenant shall upon demand deposit with landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the Term of this Lease. In the event of a sale of the Center or a lease of the Center subject to this Lease, Landlord shall transfer the security to the vendee or Lessee, and Landlord shall ensure that the obligations of Landlord under this Lease shall be transferred to the vendee or lessee. The security deposited under this Lease shall not be assigned or encumbered by Tenant without the prior written consent of Landlord. Any assignment or encumbrance without the prior written consent of Landlord shall be null and void.

Article 3 – DEFAULT AND REMEDIES

3.01 Events of Default – The following shall be deemed events of default hereunder:

a) Tenant’s default in the payment of Base Rent, all Additional Rent, or other payment due hereunder or any other payment due Landlord under any other agreement or contract between Landlord and Tenant, for a period of thirty (30) days; or

b) Tenant’s default in the performance or observance of any of the other covenants or agreements herein contained, upon Landlord giving Tenant thirty (30) days Notice, in accordance with Paragraph 15.01 hereof, specifying the nature of said default, and upon the expiration of said thirty (30) days, if Tenant shall have failed to remedy said default, or

c) Tenant’s abandonment of the Premises, it being agreed that non-occupation of the Premises for a period of thirty (30) days shall be conclusively deemed as abandonment; or

d) Tenant’s failure to open for business within six (6) months of Commencement Date; or

e) Tenant’s voluntarily petitioning for relief under or otherwise seeking the benefit of any bankruptcy, reorganization or insolvency law; or

f) a receiver or trustee being appointed for Tenant, or its property; or

g) the filing of an involuntary bankruptcy, arrangement or reorganization petition against Tenant; or

h) Tenant’s making an assignment for the benefit of creditors; or

i) any of the goods, chattels, rights, credits, or effects of Tenant’s used in or incident to the operation of the Premises being seized, sequestered, or impounded by virtue of or under the authority of any legal proceedings; or

j) Tenant’s interest under this Lease being sold under execution or other legal process; or

k) any transfer or assignment of Tenant’s interest under this Lease or the Premises, by operation of law; or

l) the discontinuance of Tenant’s business operations on the Premises; or

3.02 Landlord Remedies – Landlord may, in addition to all other remedies provided by law, exercise any one or more of the following options:

a) Landlord may declare the entire remaining unpaid Base Rent and all Additional Rent for the balance of this Lease immediately due and payable forthwith and take action to recover and collect the same either by distress or otherwise.

b) Landlord may, without terminating this Lease, terminate Tenant’s right to possession under this Lease and re-enter and take possession of the Premises, and remove all property therefrom, after thirty (30) days notice or legal process and without being liable for trespass or any loss or damage occasioned thereby, and Tenant hereby expressly consents to such re-entry. In the event Landlord re-enters and takes possession of proceedings, Landlord may relet or attempt to relet the Premises, or any parts thereof, on behalf of and as the agent of Tenant, at such rent and under such terms and conditions as Landlord may deem best under such terms and conditions as Landlord may deem best under the circumstances for the purpose of reducing Tenant’s liability, and Landlord shall not be deemed to have thereby accepted surrender of the Premises, and Tenant shall remain liable for all Base Rent and Additional Rent due under this Lease and for all damages suffered by Landlord because of Tenant’s breach of any of the covenants of this Lease. Landlord shall apply any rents received from such reletting first to the expenses of Landlord, if any, incurred by re-entering and placing the Premises in condition for reletting, and then to the payment of Base Rent and Additional Rent due hereunder and other obligations of Tenant to the Landlord arising under this Lease. At any time during such repossession or reletting, Landlord may, by giving Notice to Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of the Landlord.

c) Terminate this Lease, whereupon the Term herein granted and all right, title interest of Tenant in and to the Premises shall end. Such termination shall be without prejudice to Landlord’s right to enforce the collection of any Base Rent or Additional Rent due or accrued at the termination thereof, and for such time as shall be required to recover possession and occupancy of the Premises from Tenant, together with all other damages suffered by Landlord as a result of Tenant’s default. Upon such termination Landlord shall have the right immediately to re-enter the Premises and take possession thereof, and Tenant shall thereupon be deemed to have surrendered the Premises to Landlord.

d) Landlord may pay or perform any obligation of Tenant for Tenant’s account, without prejudice to any other right or remedy of Landlord. All damages, costs and expenses so incurred by Landlord, including any interest, penalties, and attorney’s fees, shall be due and payable to Landlord on demand and shall be deemed to be Additional Rent.

e) Landlord may enforce by any available procedure the rights and remedies of a secured creditor having a valid security interest in and upon Tenant’s Personal Property (as hereinafter defined), in addition to the statutory Landlord’s Lien to secure the full payment and/or performance of each of Tenant’s obligations hereunder and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or conditions contained in the Lease, upon all goods, wares, equipment, fixtures, furnishings, furniture, trade fixtures, chattels, improvements, inventory and other personal property of Tenant presently or which may hereinafter by situated , affixed, or kept on or in the Premises, and all proceeds therefrom ("Tenant’s Personal Property") and such Property shall not be removed therefrom without the prior consent of Landlord until all monies due shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof and under the Lease have been fully complied with and performed by Tenant.

In consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all of Tenant’s Personal Property without liability for trespass or conversion, and sell the same at public or private sale, with or without having such Property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if Notice is given, in accordance with Paragraph 15.01 hereof at least five (5) days before the time of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of Tenant’s Personal Property (including reasonable attorney’s fees and other expenses), shall be applied first to the holder of any superior security interest therein, and second as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthworth. Tenant hereby agrees to execute and file, upon request of Landlord, at Tenant’s sole cost and expense, such financing statements and other instruments as Landlord may deem necessary or appropriate to perfect the aforementioned security interest of Landlord in Tenant’s Personal Property under the provisions of the Uniform Commercial Code from time to time in force in the State of Florida. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

f) Exercise any and all rights and privileges that Landlord may have under the laws, ordinances, and regulations of the applicable municipality and county, State of Florida and the United States of America.

g) The rights and remedies of Landlord set forth herein shall be in addition to any other right or remedy now or hereinafter provided by law. All rights and remedies shall be cumulative and not exclusive or each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs, with or succeeds the exercise of another.

Article 4 – CONDUCT OF BUSINESS BY TENANT

4.01 Use of Premises – The premises shall be used by Tenant solely for the purpose of conducting therein the business of general office use and call center.

Tenant shall not suffer or permit all or any part of the Premises to be used for any other business or purpose or by any other person without the prior written consent of Landlord, which consent may be withheld in the sole discretion of the Landlord.

4.02 Government Regulation – Tenant, at its expense, shall comply with all Federal, State, and Local law, ordinances, orders, rules, regulations, all agreements and covenants of public record pertaining to the Premises now or hereafter in force, and all recommendations of the Fire Underwriters Rating Bureau, with respect to the use or occupancy of the Premises by Tenant; however, Tenant shall not be required to effect any structural repair, improvement, alteration, or other change of structural nature by reason of any such laws, ordinances, rules, regulations, covenants, or agreements, unless Tenant has by its manner of use of the Premises or by method of operation therein, violated any such laws, ordinances, rules, regulations, covenants or agreements with respect thereto. Any expense that shall be incurred to ensure that the premises is compliant with the American with Disabilities Act, shall be equally divided on a fifty percent (50%) basis between Tenant and Landlord.

In the event that Tenant’s use of the Premises constitutes a violation of any Federal, state, or local laws, ordinances, orders, rules, regulations, agreements, and covenants of public record pertaining to the Premises and/or the Center now or hereinafter in force, then in such event such violation, if continued, shall constitute a default hereunder.

4.03 Waste or Nuisance – Tenant shall not commit or suffer to be committed any waste upon the Premises or the Center or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant of the Center.

4.04 Hours of Operation – Tenant shall keep the Premises open to its staff.

Article 5 – CONTROL AND USE OF COMMON AREAS

5.01 Definition – As used in this Lease, "Common Area(s)", shall mean all areas, spaces, and improvements in the grounds surrounding the Premises, which Landlord makes available from time to time for the common use and benefit of all tenants, including parking areas, roads, walkways, sidewalks, landscaped and planted areas.

5.02 Parking – Landlord shall make available to Tenant, 24 hours a day, 7 days a week, one hundred (100) parking spaces, at no additional cost to Tenant, as designated in Appendix B. Landlord, at its sole cost, shall maintain the parking spaces.

5.03 Landlord’s Control – Notwithstanding anything contained herein to the contrary, Landlord shall have the following rights with respect to the Common Areas: (a) Landlord may close all or any portion of the Common Area, to such extent as may be necessary in the opinion of the Landlord’s counsel to avoid a dedication of the Common Area or a portion of the Common Area or an accrual of any rights therein, to any person or to the public, or to avoid the creation of any rights of the public in the Common Area; b) Landlord may close all or any portion of the Common Area temporarily to discourage non-customer use and to maintain, repair and replace the improvements in the Common Area;c) Landlord may erect additional buildings and other structures on or in the Common Area or change the location of buildings or other structures in the Center to any location in the Center including the Common Area, except in the Tenant’s designated parking spaces. Upon erection or change of location, the portion of the Center upon which buildings or structures have been erected shall no longer be deemed to be a part of the Common Area; andd) Landlord shall have the absolute right to restrict Tenant’s employee parking to a limited, designated area or areas.

5.04 Access and Inspection - Landlord and/or its representatives shall have the right to enter the Premises during any business day for reasonable business purposes after giving Tenant a three (3) day notice; (and in emergencies at all times) during the Term. Landlord shall be entitled to decorate or make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Premises or the Shopping Center or any part thereof. Tenant hereby consents that Landlord may run additional plumbing and utility risers through the Premises.

Article 6 – MAINTENANCE OF LEASED PREMISES

6.01 Maintenance by Tenant – Tenant shall at all times keep the Premises, (including exterior entrances, and all glass and windows), all flooring and all partitions, doors, fixtures, equipment and appurtenances thereof, (including lighting, heating, plumbing fixtures and air conditioning equipment), in good order and repair, and in a clean and sanitary condition, and shall make all necessary repairs, ordinary and extraordinary, foreseen and unforeseen, alterations, additions and betterments, using material and equipment of like kind and quality to the original improvements.

If tenant fails to repair properly and to the reasonable satisfaction of Landlord as required hereunder after written request, Landlord shall have the right but not the obligation to enter the Premises as is necessary to effect repairs and to make such repairs at Tenant’s expense, without liability to Tenant for any loss or damage that may accrue to Tenant’s Personal Property or the Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay as Additional Rent Landlord’s costs for making such repairs plus five percent (5%) for overhead upon presentation of the bill therefore, which bill shall be conclusive evidence of the amount of such cost.

6.02 Maintenance of Center – Landlord shall keep and maintain the structure and exterior walls and roof of the Premises and the Common Areas and parking lot. If Landlord is required to make repairs to the structure, exterior of interior walls, or roof portions of the Center resulting from or caused by the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s agents, servants, employees, invitees and/or customers, Landlord, upon providing Tenant thirty (30) days written notice, may charge the cost of such repairs or the removal of such waste or rubbish to the Tenant, which charge shall thereupon become due and payable as Additional Rent. Any request for repairs to or maintenance of the Premises not necessitated by negligence of Tenant, its agents, servants, employees, invitees and/or customers shall be made only upon Notice to Landlord sent in accordance with Paragraph 15.01 hereof, and Tenant Agrees to report the need for any repairs promptly.

Tenant shall be responsible for its Pro Rata Share 40% of any structural repairs required to be made to the area which shall be deemed Additional Rent and shall be due and payable upon receipt of bill from Landlord. Said structural repairs shall include, but not be limited to, maintenance and repair of the roof, structural walls, plumbing, and plumbing equipment, and Common Areas.

6.03 Surrender of Premises - Upon the expiration of other termination of the tenancy hereby created, Tenant shall surrender the Premises broom-clean and in the same condition as existing upon delivery of possession thereof under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at its place then fixed for the payment of rent. Tenant shall remove all its trade fixtures, and any alterations or improvements which have not become the property of the Landlord pursuant to Sections 7.02 and 7.03 hereof, before surrendering the Premises as aforesaid and shall, at is own expense, repair and restore the Premises to the condition existing prior to the installation and repair any damage to the Premises or the Center due to such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

Article 7 – ALTERATIONS

7.01 Alterations – Tenant shall make no changes, alterations, modifications, improvements, or additions to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld and shall be given or withheld within 24 hours of Tenant’s request. Any changes, alterations, modifications, improvements, or additions to the Premises approved by Landlord shall be performed by a contractor by Landlord.. However, Tenant may elect to utilize the services of a licensed contractor or subcontractor, other than the contractor or subcontractor chosen by Landlord. Tenant may make emergency repairs it deems necessary to continue the uninterrupted use of the Premises if Landlord fails to respond to Tenant's request within 24 hours.

Subject to the provisions and conditions set forth above and to those which follow, Tenant at its expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises, by using contractors or mechanics approved by Landlord. Tenant shall comply strictly with all conditions contained in such consent and shall discharge and hold

Landlord harmless of and from all charges for labor, services, or materials in connection with such alterations, modifications, improvements or additions. Tenant shall not install any electrical equipment in the premises which in Landlord’s sole opinion will overload the wiring installations in the Premises and/or the Center or interfere with the reasonable use thereof by Landlord or other tenants in the Shopping Center.

7.02 Mechanics Lien – Tenant shall not do or suffer anything to be done whereby the Land, the premises or any part thereof may be encumbered by any mechanic’s lien, and shall, whenever and as often as any mechanic’s lien is filed against the Premises purporting to be for labor, services, or material furnished, or to be furnished to Tenant, discharge the same of record with ten (10) days after such lien is field or recorded. Notice is hereby given that neither Landlord nor the Premises shall be liable for any labor, services, or materials furnished or to be furnished to Tenant upon credit and that no mechanic’s or other lien for any such labor, services, or materials shall attach to, encumber, or in any way affect the reversionary or other estate or interest of Landlord in and to the Land or the Premises.

7.03 Restoration of Premises – Upon the termination of this Lease in any manner, all of Tenant’s alterations, modifications, improvements, and additions to the Premises shall become and remain the sole property of Landlord; or in Landlord’s sole discretion, Landlord may require Tenant to remove the same and restore the premises to the same condition as existed upon the Commencement Date all at Tenant’s sole cost and expense, provided that such changes were not approved by Landlord, and Tenant agrees to continue to pay Base and Additional Rent until such restoration has been completed to the reasonable satisfaction of Landlord. If Tenant fails or refuses to make such removal and restoration, within five (5) days after termination or expiration of this Lease, Landlord may elect to make whatever alterations or restorations Landlord deems necessary without further notice to or consultation with Tenant, and Tenant hereby agrees to pay for the same in full within fifteen (15) days following the mailing of an invoice therefore by Landlord to Tenant at Tenant’s last known address.

7.04 Trade Fixtures – Tenant may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Tenant’s business operations therein with Landlord’s prior written consent; and, upon termination of this Lease for any reason other than Tenant’s default, Tenant may remove the same provided that, after such removal, Tenant restores the Premises at Tenant’s expense to the same condition as existed prior to the installation of such equipment or fixtures. Tenant shall promptly pay and discharge and shall indemnify and hold Landlord harmless of and from, all tangible personal property taxes and assessments now and hereafter assessed, imposed, or levied by any lawful authority against or upon any of Tenant’s Personal Property located in the Premises during the Lease Term.

Article 8 – EXTERIOR APPEARANCE

8.01 The exclusive right is reserved to the Landlord to control the exterior appearance of the Premises including but not limited to, all interior and exterior signs, decoration, lettering, and advertising visible from the exterior of the building (including those on the interior or on the windows or lights, antennae, canopies, or anything whatsoever affecting the visual appearance of the Center. Tenant will not place or suffer to be placed or maintained any item of any kind on or in any area of the Premises affecting the exterior appearance of the Common Areas without first obtaining Landlord’s written approval and consent, which consent shall be in Landlord’s sole discretion. Tenant further agrees to maintain any said item as may be approved in good condition and repair at all times, and in compliance with all ordinances and regulations of all governmental authorities.

Article 9 – INSURANCE INDEMNITY

9.01 General Liability Insurance - Tenant shall provide and maintain a comprehensive policy of liability insurance with respect to the Premises, naming Landlord and any designee of Landlord as additional insureds. The liability policy shall insure Landlord, Landlord’s designee and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises or any appurtenance thereto, or which indemnify Landlord. Such policy shall be written by a good and solvent insurance company licensed to do business in Florida and satisfactory to Landlord, with coverage limits of at least $500,000.00 with respect to any one person, at least $1,000,000.00 with respect to any one accident and at least $100,000.00 with respect to property damage. If it becomes customary for a significant number of Centex tenants to be required to provide higher coverage limits. Tenant shall provide Landlord with insurance policies whose limits are not less than the then customary limits, within thirty days (30) of Landlord’s request.

9.02 Plate Glass Insurance – Tenant shall keep all plate glass at the Premises insured against all risks for the benefit of Landlord and Tenant in amounts and with an insurance company satisfactory to Landlord.

9.03 Additional Premiums - In the event Tenant’s occupancy causes any increase in premiums for fire, extended coverage or other casualty or liability insurance for the Center or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay the additional premiums on the casualty or liability insurance policies by reasons thereof, as well as on any rent insurance policy that may be carried by Landlord for its protection against rent loss through casualty. Bills for such additional premiums shall be due and payable by Tenant when rendered, and shall be deemed Additional Rent.

9.04 General Provisions Regarding Insurance

a) On or before the Commencement Date, and before any insurance policy shall expire, Tenant shall deliver to Landlord the policy or a renewal thereof, as the case may be, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Premises and other locations of Tenant. If Tenant includes the Premises in blanket coverage, Tenant may deliver to Landlord a duplicate original of the blanket insurance policy or a certificate evidencing such insurance instead of the original of the policy.

b) All insurance policies required to be carried under this Lease by or on behalf of the Tenant shall provide (and any certificate evidencing the existence of any insurance policies, shall certify that: unless Landlord shall be given ten day’s written Notice of any cancellation or failure to renew or material change to, the polices, as the case may be. (i) the insurance shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew the insurance policies for any reason, and (iii) no material change may be made in an insurance policy. As used in this Lease, the term "insurance policy" shall include any extensions or renewals of an insurance policy.

9.05 Waiver of Subrogation – As long as its insurer so permits, Tenant hereby waives the right of recovery against Landlord for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the Tenant. Tenant shall obtain any special endorsements if required by its insurer to evidence compliance with this waiver.

9.06 Indemnity – Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act of negligence of the Tenant, or any officer, agent, employee, guest, or invitee or Tenant, and from all costs, attorney’s fees, and any action or proceedings brought thereon, and in case any such claim or any action or proceedings be brought against Landlord by reason of such claim, Tenant, upon Notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord’s gross negligence; and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt Notice to Landlord in case of casualty or accidents in the Premises.

9.07 Exculpatory Clause – Landlord and its agents shall not be liable for interference with light air, or for any latent defect in the Premises. It is specifically understood and agreed that there shall be no personal liability of Landlord or any of Landlord’s principals, partners, or agents in connection with any covenant, condition or provision of this Lease; in the event of breach or default by Landlord with any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Center and/or Premises for satisfaction of Tenant’s remedies.

Article 10 – DESTRUCTION OR DAMAGE TO PREMISES

10.01 Total or Substantial Damage – Should the Premises or Center be made substantially untenantable (greater than fifty (50%) percent of the Premises having been destroyed or damaged) by storm, fire, earthquake or other casualty, rent shall abate from the date of such damage or destruction and Landlord, at Landlord’s sole option may elect:

a) To terminate this Lease as of the date of the fire or casualty by written Notice to Tenant given within sixty (60) days after that date; or

b) to commence within sixty (60) days of receipt of the proceeds of this insurance settlement the restoration of the Premises to a tenantable condition, which restoration Landlord shall pursue with due diligence. In the event Landlord elects to restore the Premises, this Lease shall remain in force and effect and Base and Additional Rent shall be due and payable upon delivery of the Premises to Tenant in a tenantable condition.

10.02 Partial Damage – If the Premises are damaged but not rendered totally untenantable by any of the events set forth above, or if restoration of the Premises can be completed within one hundred eighty (180) days, provided that Landlord shall not have terminated this Lease pursuant to subparagraph 10.01 above, then Base and Additional Rent shall abate in such proportion as the Premises have been damaged and Landlord shall proceed to restore Premises, whereupon Base and Additional Rent shall be due and payable. Landlord shall not be obligated to expend any sums for repair or rebuilding which are greater than the proceeds of any insurance policy carried by Landlord. In no event shall Base and Additional Rent abate if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its officers, agents, employees, guests or invitees. Landlord shall have no liability under any circumstances for any business losses of Tenant, or for any losses to Tenant’s Personal Property caused by any casualty, occurrence as contemplated herein or for the restoration or replacement of any Tenant improvements. No damages will have accrued to Tenant, nor shall any termination privilege become operable against Landlord, for delays which may occur because of adjustment of any insurance claim by Landlord, or for any delay not reasonably within Landlord’s control.

Article 11 – CONDEMNATION

11.01 Total or Partial Taking - If during the Lease Term, the whole of the Premises, or such a portion thereof as will make the Premises unusable for the purpose leased, shall be condemned or taken in any manner for public use, then in either event Landlord shall have the option to cancel this Lease as of the date of the vesting of title in such public authority. Landlord shall be entitled to the entire award for such taking except for any claim of the Tenant pursuant to Florida Statutes Section 73.071 (3) (b) for injury, damage or destruction or Tenant’s business accomplished by such taking or any amount specifically awarded to Tenant for the taking of its Personal Property.

If a portion of the Premises or the Common Areas associated therewith is condemned or taken in any manner for public use, so as not to make the remaining portion of the Premises unusable for the purpose leased, this Lease shall not terminate but shall continue, and the Base and Additional Rent shall abate proportionately as to the portion taken. In no event shall Landlord be liable to Tenant for any business interruption, diminution in use or for any value of the unexpired Term.

Article 12 – ASSIGNMENT AND MORTGAGE

12.01 Prohibitions - Tenant, for itself, its heirs, successors or assigns, expressly covenants that is shall not assign, mortgage or encumber this Lease.

The consent by Landlord to an assignment shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment. Tenant shall be required to pay all costs, including reasonable attorneys’ fees, incurred by Landlord for reviewing and documenting any assignments, or other transfers of the Lease requested by Tenant.

Article 13 – HOLDING OVER, SUCESSORS

13.01 Holding Over – This Lease and the tenancy hereby created shall cease and terminate at the end of the Term hereof, or any extension or removal thereof, without the necessity of Notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives Notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of premises from a tenant holding over to the extent as if statutory notice had been given.

Any holding over after the expiration of the Term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at a rate of twenty-five (25) percent greater than the Base and Additional Rent herein specified for the last Lease Year (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

13.02 Successors – All rights and liabilities herein given to or imposed upon the parties hereto shall inure to the benefit of and be binding upon their respective heirs, executors, administrators, successors and assigns, and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided elsewhere in this Lease.

Article 14 – SUBORDINATION, ATTORNMENT, ESTOPPEL

14.01 Subordination – Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any and all mortgages, reciprocal easement agreements or operating agreements, if any, now or hereinafter placed by Landlord on the Premises, the Center, or the land and all renewals, modifications, consolidations, participations, replacements and extensions thereof; and Tenant agrees from time to time to execute, acknowledge and deliver any instruments of subordination required by any mortgage or other person with an interest in the Premises, the Center, or the Land.

14.02 Attornment – Upon the transfer of any or all of Landlord’s interest in this Lease, or any or all of Landlord’s interest in the Land, or both, regardless of whether such transfer is characterized as voluntary or by operation of law, conditional or unconditional, absolute or a security for performance of an obligation, Tenant agrees to execute, acknowledge, and deliver to such transferee, upon demand, any and all instruments of attornment required by such transferee. Tenant additionally agrees to execute and deliver to such transferee either prior to or simultaneously with such transfer, a signed writing acknowledging the status of this Lease. Upon the absolute transfer of the reversion to any party, the person executing this Lease as Landlord shall thereupon be relieved of any and all further obligations to Tenant hereunder.

14.03 Estoppel Certificate – Within ten (10) days after the request by Landlord, Tenant shall deliver to Landlord a written and acknowledged statement certifying that Tenant has accepted possession of the Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified, and stating the modifications), that Tenant has no defenses or rights of offset as to its Lease obligations and the dates to which the rent and all other charges have been paid in advance, if any, it being intended that any such statement being delivered pursuant to this article may be relied upon by any prospective purchaser or mortgage of the fee of the Premises, the Center or the Land.

14.04 Power of Attorney – Tenant, upon request of any party in interest, shall execute promptly such instruments, or certificates to carry out the intent of this Article. Tenant irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant, such instrument or certificates as are described in this Article.

Article 15 – GENERAL PROVISIONS

15.01 Notices – No notice, request, consent, approval, waiver or other communication ("Notice" or "Notices") under this Lease shall be effective unless same is in writing facsimiled or mailed, postage prepaid, addressed as follows:

a) If intended for Landlord, a Notice shall be effective if mailed by certified mail, return receipt requested, to the address set forth in Article 1 of this Agreement, or to such other address as Landlord may designate to Tenant from time to time, in accordance with the provisions of this paragraph.

b) If intended for Tenant, a Notice shall be effective if mailed by registered or certified mail, return receipt requested, at the address set forth in Article

1 of this Agreement, or to such other address as Tenant may designate to Landlord from time to time, in accordance with the provisions of this paragraph. A Notice to Tenant shall also be in all respects effective if hand delivered to Tenant or Tenant’s manager at the Premises.

c) Notice shall be deemed given on the delivery date specified on the mail receipt, or if hand delivered, on date of delivery.

15.02 Quiet Enjoyment – Landlord agrees that if Tenant, shall timely pay the Base and Additional Rent and all other charges provided for in this Lease, and perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall peaceably and quietly enjoy the Premises in accordance with the terms of this Lease without any interruption or disturbance from Landlord.

15.03 No Representation by Landlord - Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Center or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth in the provisions of this Lease. Tenant has inspected the Center and the Premises and represents that it is thoroughly acquainted with their respective conditions, and agrees to take the Premises as is and acknowledges that the taking of possession of the Premises and the Center were in satisfactory condition at the time such possession was so taken.

15.04 Integration, Modification, and Waiver – This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed or terminated, in whole or in part, orally, or in any manner other than by an agreement in writing, signed by all the parties hereto or their respective successors in interest. The receipt of any payments from Tenant by Landlord with knowledge of any breach of the Lease by Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or provisions of this Lease. No waiver of any default on the part of Tenant nor any extension of time by Landlord to Tenant for any purpose whatsoever shall be held or deemed to be a waiver of any thereafter occurring. If Tenant makes any payment of any amount less than that due hereunder Landlord without Notice may accept the same as payment on account and the Landlord shall not be bound by any notation on any check involving such payment nor any statement in any accompanying letter. No failure on the part of Landlord to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by Landlord, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of Landlord to enforce the same in the event of any subsequent breach of default. The receipt by Landlord of any rent or other sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the Term herein demised, or after the giving by Landlord of any Notice hereunder to effectuate such termination, shall not reinstate, continue or extend the Term herein demised, or destroy, or in any manner impair the efficacy of any such Notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum or money or other consideration, unless so agreed in writing and signed by the Landlord. Neither the acceptance of keys nor any other act or thing done by Landlord, its agent or employees during the Term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender. Any right herein granted to the Landlord to terminate any extension or renewal of the Term, and any right on the part of Tenant thereto. No act or conduct of any nature or character on the part of Landlord, its agents or employees other than an agreement in writing signed by the Landlord, shall be construed as a waiver of the provisions of this paragraph irrespective of any circumstances existing at the time of such act of conduct. Regardless of any other understanding, this Lease is not to be considered effective until fully executed by both Landlord and Tenant.

15.05 Captions and Section Numbers – The captions, section numbers and article numbers are an index and are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lese nor in any way affect this Lease.

15.06 Net Lease – Landlord and Tenant hereby agree that this Lease shall be a net, net, net lease as the term is commonly used in the trade and this lease shall be interpreted as such.

15.07 Partial Invalidity – If any provisions of this Lease or the application of any provision of this Lease to any person or circumstances shall be invalid or unenforceable, to any extent, the remainder of the Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be effected thereby; and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.08 Governing Law – This Lease shall be construed according to the laws of the State of Florida.

15.09 Time – Time is of the essence with respect to the mutual performance of all terms and covenants contained in this Lease.

15.10 Prohibition of Mechanic’s or Other Liens by Tenant – NOTICE IS HEREBY GIVEN that neither Landlord nor the Property shall be liable for any labor, services, or materials furnished, or to be furnished to Tenant upon credit and that no mechanic’s or other lien for any such labor, services or materials shall attach to, encumber, or in any way affect the reversionary area or other estate or interest of Landlord in and to the land or the Property.

15.11 Radon Gas – Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

15.12 Environmental Cleanup Provisions – Tenant shall at all times save, hold harmless and indemnify Landlord and other tenants of and from all liability arising out of the introduction of hazardous substances as defined by applicable law into the Building and/or the Premises by Tenant, its officers, employees, agents and contractors. Tenant shall further be responsible for all liability for fines, assessments and charges by governmental entities with respect to the Premises or the Building arising from such actions on the part of Tenant.

If during the term of this Lease, or any extension or renewal thereof, legislations, regulation, or official policy is enacted or adopted which requires an environmental report or assessment of the Premises prior to or at the time of or immediately following termination of this Lease or vacation of the Premises by Tenant, then Tenant, at its sole expense, shall procure such environmental assessment or report and provide an original or same to Landlord. In the event any cleanup is required (except to the extent such cleanup is occasioned by items installed in the Building and/or Premises by Landlord), then Tenant shall, at its sole expense, perform such cleanup (including, without limitation, removal of hazardous materials and replacement thereof to the extent reasonably necessary with non-hazardous materials) and the term of the Lease shall be extended for the time necessary for Tenant to accomplish this. Rent for the period of any extension of the term required hereby shall be 125% of the rental for the previous year, prorated for the period of time during which the term is extended.

In the event Tenant defaults in its obligations under this paragraph or section, Landlord shall be entitled to take the necessary steps and reasonable costs incurred by Landlord in good faith in connection therewith shall be promptly reimbursed by Tenant to Landlord upon invoice. The intent of this paragraph or section is for Tenant to be solely responsible for safe removal and legal disposal of hazardous substances introduced into the Premises by Tenant, but Tenant shall not be responsible for conditions existing prior to the commencement of its tenancy. Tenant’s responsibility hereunder shall include responsibility for materials specified by Tenant for installation by Landlord where such materials are not Building Standard materials.

Whether or not any such legislation, regulation or policy is adopted or enacted, Tenant shall always be responsible for the safe removal of hazardous substances (as defined by applicable law) from the Premises and safe disposal thereof in accordance with all legal requirement, provided that Tenant has placed the hazardous substances in the Premises.

15.13 Brokers – Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the leased premises.
Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the aforementioned brokers with whom Tenant had dealt in connection with the demised premises or this Lease. Landlord agrees to pay any commission or fee owing to the above named broker.

15.14 Evidence of Authority – If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of tenant and the authority of any persons signing this Lease to act for Tenant.

15.15 Recordation – This Lease shall not be recorded without the prior consent of Landlord. Upon request of Landlord, Tenant shall execute a short form of this Lease which may be recorded in Landlord’s sole discretion.

15.16 Appendices - See Appendix "A" and "B", which are a part of this Lease.

15.17 Survival – All Tenant’s representations, warranties and covenants contained herein shall survive execution of the Lease.

15.18 Benefit – This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, and assigns.

Article 16 – OPTION TO RENEW

Tenant is hereby granted and shall, if not at the time in default under this Lease, have an option to renew the term of this Lease for an additional period of one year from the termination date hereof but otherwise on the same terms, covenants, and conditions herein contained, except that the monthly base rent as set forth in Article 2 hereof shall be increased for theensuing one (1) year period by three percent (3%)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly exercised as of the date hereinbelow set forth.

WITNESS:        Landlord

__/s/ Jeffrey N. Baumrucker_
Jeffrey N. Baumrucker

__/s/ Monique M. Baumrucker
Monique M. Baumrucker

                                                                        Date __July 11, 2003_______

Tenant
TALK AMERICA INC.

By:__/s/ Aloysius T. Lawn IV
Aloysius T. Lawn IV